Exhibit 10.4

EXECUTION VERSION

SECOND LIEN PLEDGE AGREEMENT

dated as of

August 5, 2020

Between

SEAWORLD ENTERTAINMENT, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

Section 1.01.	Indenture1
Section 1.02.	Defined Terms1

ARTICLE II

Pledge of Securities

Section 2.01.	Pledge2
Section 2.02.	Delivery of the Pledged Equity3
Section 2.03.	Representations, Warranties and Covenants3
Section 2.04.	Registration in Nominee Name; Denominations4
Section 2.05.	Voting Rights; Dividends and Interest4

ARTICLE III

Remedies

Section 3.01.	Remedies Upon Default6
Section 3.02.	Application of Proceeds7

ARTICLE IV

Miscellaneous

Section 4.01.	Notices9
Section 4.02.	Waivers, Amendment9
Section 4.03.	Collateral Agent’s Fees and Expenses; Indemnification9
Section 4.04.	Successors and Assigns10
Section 4.05.	Survival of Agreement10
Section 4.06.	Counterparts; Effectiveness, Several Agreement10
Section 4.07.	Severability10
Section 4.08.	Right of Set Off10
Section 4.09.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process11
Section 4.10.	Headings11
Section 4.11.	Security Interest Absolute11
Section 4.12.	Termination or Release11
Section 4.13.	Collateral Agent Appointed Attorney in Fact12
Section 4.14.	General Authority of the Collateral Agent13
Section 4.15.	Reasonable Care13
Section 4.16.	Delegation; Limitation13
Section 4.17.	Reinstatement13
Section 4.18.	Miscellaneous13

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Page

Section 4.19.	Filing and Further Assurances13
Section 4.20.	Subject to First Lien/Second Lien Intercreditor Agreement; Conflicts14
Section 4.21.	Other Second-Priority Obligations14

Schedule IEquity Interests

-ii-

SECOND LIEN PLEDGE AGREEMENT dated as of August 5, 2020, among SeaWorld Entertainment, Inc., a Delaware corporation (“Holdings”) and Wilmington Trust, National Association, as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to (i) that certain Indenture dated as of August 5, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among SeaWorld Parks & Entertainment, Inc. (the “Company”), Holdings, the other Guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee and Collateral Agent and (ii) that certain Security Agreement dated as of August 5, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among the grantors identified therein (the “Grantors”) and the Collateral Agent.  The parties hereto agree as follows:

ARTICLE I

Definitions

Indenture

.

(a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture.  All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b)The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement.

Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Other Second-Priority Obligations pursuant to any Additional Pari Passu Agreement, and any permitted successors or assigns or replacement therefor.

“Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Other Second-Priority Obligations (other than Additional Notes) are incurred and any notes or other instruments or agreements representing such Other Second-Priority Obligations.

“Additional Pari Passu Debt Documents” means any document, agreement or instrument executed and delivered with respect to any Other Second-Priority Obligations.

“Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Exhibit VI to the Security Agreement.

“Agreement” means this Second Lien Pledge Agreement.

“Collateral Agent” has the meaning assigned to such terns in the preamble of this Agreement.

“Company” has the meaning assigned to such term in the recitals of this Agreement.

“Credit Agreement Collateral Agent” means JPMorgan Chase Bank, N.A. and any of its successors.

“Event of Default” means an “Event of Default” under and as defined in the Indenture or any Additional Pari Passu Agreement.

“Holdings” has the meaning assigned to such term in the preamble of this Agreement. “Other Second-Priority Obligations” has the meaning specified therefor in the Indenture provided that such Obligations have been designated as Other Second-Priority Obligations pursuant to and in accordance with Section 6.21 of the Security Agreement.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Holdings.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Secured Obligations” means (i) the “Notes Obligations” (as defined in the Indenture) and (ii) the “Other Second-Priority Obligations.”

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the holders (as defined in the Indenture), any holders of, or trustees, collateral agents or other representatives with respect to Other Second-Priority Obligations and each co-agent or sub-agent appointed by the Collateral Agent from time to time pursuant to Section 11.02 of the Indenture.

“Security Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE II

Pledge of Securities

Pledge

.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, Holdings hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in (i) all of Holdings’ right, title and interest in, to and under all Equity Interests issued by the Company and any successor entity (the “Pledged Equity”); (ii) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity; (iii) all rights and privileges of Holdings with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (iv) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Delivery of the Pledged Equity

.

(a)Subject to Section 4.20, Holdings agrees promptly (but in any event within 30 days after receipt by Holdings) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Equity to the extent certificated.

(b)Upon delivery to the Collateral Agent, any Pledged Equity shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent.  Each delivery of Pledged Equity shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule I and made a part hereof; provided that failure to supplement Schedule 1 shall not affect the validity of such pledge of such Pledged Equity.  Each schedule so delivered shall supplement any prior schedules so delivered.

Representations, Warranties and Covenants

.  Holdings represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a)As of the date hereof, Schedule I includes all Equity Interests required to be pledged by Holdings hereunder in order to satisfy the Collateral and Guarantee Requirement and all such Equity Interests have been delivered to the Collateral Agent;

(b)the Pledged Equity has been duly and validly authorized and issued by the issuers thereof and are fully paid and non-assessable;

(c)except for the security interests granted hereunder, Holdings (i) is, subject to any transfers made in compliance with the Indenture and each Additional Pari Passu Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens created by the Security Documents, permitted by Section 4.12 of the Indenture and under each Additional Pari Passu Agreement and (iii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d)except for restrictions and limitations (i) imposed or permitted by the Notes Documents, any Additional Pari Passu Debt Document or securities laws generally or (ii) described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(e)the execution and performance by Holdings of this Agreement are within Holdings’ corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

(f)no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filing of a UCC-1 financing statement with the Delaware Secretary of State naming Holdings as debtor and the Collateral Agent as secured party and describing the Pledged Collateral and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

(g)by virtue of the execution and delivery by Holdings of this Agreement, and delivery of the Pledged Equity to and continued possession by the Collateral Agent, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Equity as security for the payment and performance of the Secured Obligations; and

(h)the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement and to the extent permitted by Applicable Law, Holdings hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in Holdings that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Registration in Nominee Name; Denominations

.  Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall give Holdings prior notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of Holdings, endorsed or assigned in blank or in favor of the Collateral Agent and Holdings will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Equity registered in the name of Holdings and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Equity.

Voting Rights; Dividends and Interest

.

(a)Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to Holdings that its rights under this Section 2.05 are being suspended:

(i)Holdings shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof, and Holdings agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Indenture, the other Notes Documents, each Additional Pari Passu Agreement and the other Additional Pari Passu Debt Documents;

(ii)The Collateral Agent shall promptly (after reasonable advance written notice) execute and deliver to Holdings, or cause to be executed and delivered to Holdings, all such proxies, powers of attorney and other instruments as Holdings may reasonably request in writing for the purpose of enabling Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii)Holdings shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents, each Additional Pari Passu Agreement, the other Additional Pari Passu Debt Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Holdings, shall not be commingled by Holdings with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Collateral Agent in the same form as so received (duly endorsed in a manner reasonably satisfactory to the Collateral Agent).  So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to Holdings any Pledged Equity in its possession if requested in writing to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Equity permitted by the Indenture and each Additional Pari Passu Agreement in accordance with this Section 2.05(a)(iii).

(b)Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified Holdings of the suspension of its rights under paragraph (a)(iii) of this Section 2.05, then all rights of Holdings to dividends, interest, principal or other distributions that Holdings is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by Holdings contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Holdings and shall be promptly (and in any event within 10 days) delivered to the Collateral Agent upon demand in the same form as so received (duly endorsed in a manner reasonably satisfactory to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 3.02.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to Holdings (without interest) all dividends, interest, principal or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided Holdings with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.05, then all rights of Holdings to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed in writing by the holders of the majority in the aggregate outstanding principal amount of all Secured Obligations, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights.  After all Events of Default have been cured or waived, Holdings shall have the exclusive right to exercise the voting and/or consensual rights and powers that Holdings would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05 shall be reinstated.

(d)Any notice given by the Collateral Agent to Holdings under Section 2.04 or Section 2.05 shall be given in writing and may suspend the rights of Holdings under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.05 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Remedies

Remedies Upon Default

.  Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right, but not the obligation, to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guarantees, under the Uniform Commercial Code or other applicable Law and also may (i) exercise any and all rights and remedies of Holdings under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral; provided that the Collateral Agent shall provide Holdings with notice thereof prior to such exercise; and (ii) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Pledged Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of Holdings, and Holdings hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which Holdings now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Collateral Agent shall give Holdings 10 days’ written notice (which Holdings agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of Holdings (all said rights being also hereby waived and released to the extent permitted by Law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from Holdings as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Holdings therefor.  For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Holdings shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, in the case of an Event of Default, the Collateral Agent will exercise remedies and sell the Collateral at the written direction of the holders of the majority in the aggregate outstanding principal amount of all Secured Obligations; provided that if the Collateral Agent has asked the Secured Parties for instructions and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized, but not obligated, to take such actions which the Collateral Agent believes to be reasonably required to promote and protect the interests of the Secured Parties and/or to preserve the value of the Collateral.

Application of Proceeds

.

(a)Subject to the terms of the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash in the following order:

First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent, the Trustee and any other Additional Pari Passu Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent, Trustee and any other Additional Pari Passu Agent in connection therewith and all fees, expenses, indemnities and other amounts for which each of the Collateral Agent and the Trustee is entitled pursuant to the provisions of the Indenture, any other Security Document or this Agreement and any other Additional Pari Passu Agent in accordance with the terms of the applicable Additional Pari Passu Agreements then in effect;

Second, subject to clause (e) below, to all amounts then owing in respect of the Obligations on a pro rata basis; and

Third, the balance, if any, to the Company or Guarantors or such other persons as are entitled thereto.

(b)The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent Holdings from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Trustee of any amounts distributed to it.

(c)If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 3.02.

(d)In making the determinations and allocations required by this Section 3.02, the Collateral Agent may conclusively rely upon information supplied by the Trustee or each Additional Pari Passu Agent, as applicable, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 3.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Trustee or any Additional Pari Passu Agent of any amounts distributed to it.  All distributions to be made on accrual of interest and principal on the Notes shall be made to the Trustee for further distribution in accordance with the Indenture.

(e)Notwithstanding the foregoing and the pari passu nature of all the Secured Obligations under the Notes, on the one hand, and the other Other Second-Priority Obligations, on the other hand, in the event of any determination by a court of competent jurisdiction that (i) any of such other Other Second-Priority Obligations are unenforceable under applicable law or are subordinated to any other obligations, (ii) any of such other Other Second-Priority Obligations do not have an enforceable security interest in any of the Collateral (as such term is defined in the Indenture) and/or (iii) any intervening security interest exists securing any other obligations (other than obligations under the Notes or other series of Other Second-Priority Obligations) on a basis ranking prior to the security interest of such other Other Second-Priority Obligations but junior to the security interest of the Secured Obligations under the Notes (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any such Other Second-Priority Obligations, an “Impairment” of such other Other Second-Priority Obligations), the results of such Impairment shall be borne solely by the holders of such other Other Second-Priority Obligations, and the rights of the holders of such other Other Second-Priority Obligations (including, without limitation, the right to receive distributions in respect of such other Other Second-Priority Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such other Other Second-Priority Obligations subject to such Impairment.  Notwithstanding the foregoing, with respect to any Collateral (as such term is defined in the Indenture) for which a third party (other than a holder of Other Second-Priority Obligations) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other Other Second-Priority Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Other Second-Priority Obligations with respect to which such Impairment exists.

ARTICLE IV

Miscellaneous

Notices

.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture.  All communications and notices to any holders of obligations under any Additional Pari Passu Agreement shall be addressed to the representative of such holders at its address set forth in the Additional Pari Passu Joinder Agreement, as such address may be changed by written notice to the Collateral Agent.

Section 4.02.Waivers, Amendment.

(a)No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder, under any other Notes Document or under any Additional Pari Passu Debt Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Notes Document and Additional Pari Passu Debt Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law.  No waiver of any provision of this Agreement or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the issuance of the Notes shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Holdings, subject to any consent required in accordance with Article IX of the Indenture and the corresponding provision of each Additional Pari Passu Agreement.

Collateral Agent’s Fees and Expenses; Indemnification

.

(a)The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out of pocket expenses incurred hereunder and indemnity for its actions in connection herewith, in each case, as provided in Sections 7.07 and 7.12 of the Indenture.

(b)Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the resignation of each or either of the Trustee and the

Collateral Agent and the termination of this Agreement, any other Notes Document or any Additional Pari Passu Debt Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Notes Document or any Additional Pari Passu Debt Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.

(c)The provisions of Articles VII and XI of the Indenture, including the rights, benefits, privileges, protections, indemnities and immunities of the Collateral Agent, are incorporated herein mutatis mutandis, as if a part hereof.  No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Successors and Assigns

.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Survival of Agreement

.  All covenants, agreements, representations and warranties made by Holdings hereunder, in the other Notes Documents, in the other Additional Pari Passu Debt Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents and the Additional Pari Passu Debt Documents and the issuance of the Notes, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any Notes were issued under the Indenture or any other Default (as defined in and under any Additional Pari Passu Debt Document), and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 4.12 below.

Counterparts; Effectiveness, Several Agreement

.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  This Agreement shall become effective as to Holdings when a counterpart hereof executed on behalf of Holdings shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon Holdings and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of Holdings, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that Holdings shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture and each Additional Pari Passu Agreement.

Severability

.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Right of Set Off

.  In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to Holdings, any such notice being waived by Holdings to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of Holdings against any and all Obligations owing to such Secured Party and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or un-matured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Secured Party agrees promptly to notify Holdings and the Collateral Agent after any such set off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set off and application.  The rights of each Secured Party under this Section 4.08 are in addition to other rights and remedies (including other rights of set off) that such Secured Party may have at Law.

Section 4.09.Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a)The terms of Sections 13.09 and 13.17 of the Indenture with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Security Interest Absolute

.  To the extent permitted by Law, all rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Holdings hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Documents, any Additional Pari Passu Debt Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Documents, any Additional Pari Passu Agreement, any other Additional Pari Passu Debt Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings in respect of the Secured Obligations or this Agreement.

Section 4.12.Termination or Release.

(a)This Agreement and all security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon payment in full of all Obligations (other than contingent obligations not yet accrued and payable).

(b)Solely with respect to the Notes Obligations, the security interest in any Collateral shall be automatically released upon the occurrence of the circumstances set forth in Section 11.04 of the Indenture.  Solely with respect to any series of Permitted Additional Pari Passu Obligations, the security interest in any Collateral shall be automatically released upon the occurrence of the circumstances set forth in the section governing releases in the applicable Additional Pari Passu Agreement governing such series of Other Permitted Additional Pari Passu Obligations.

(c)In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.12, the Collateral Agent shall execute and deliver to Holdings, at Holdings’ expense, all documents that Holdings shall reasonably request in writing to evidence such termination or release and shall perform such other actions reasonably requested in writing by Holdings to effect such release, including delivery of certificates, securities and instruments.  Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Collateral Agent.

(d)The Collateral Agent may conclusively rely on an Officer’s Certificate and Opinion of Counsel as to whether any termination or release contemplated by this Section 4.12 is permitted and all conditions precedent have been complied with.

Collateral Agent Appointed Attorney in Fact

.  Holdings hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and the attorney in fact) of Holdings for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest (provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to exercising such rights).  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to Holdings of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of Holdings (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; (e) to endorse the name of Holdings on any check, draft, instrument or other item of payment representing or included in the Pledged Collateral; (f) to make all determinations and decisions with respect thereto; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys in fact, in each case, as determined by a final non appealable judgment of a court of competent jurisdiction.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by Holdings to the Collateral Agent and shall be additional Secured Obligations secured hereby.

General Authority of the Collateral Agent

.  By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against Holdings, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Pledged Collateral or Holdings’ obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against Holdings, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

Reasonable Care

.  Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Collateral or Mortgaged Property is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Delegation; Limitation

.  The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys in fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with due care.

Reinstatement

.  The obligations of Holdings under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any Guarantor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Miscellaneous

.  The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice of Event of Default or a written notice from Holdings or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.

Filing and Further Assurances

.  Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as necessary to better assure, preserve, protect and perfect the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest in favor of the Collateral Agent for the benefit of the Secured Parties and the filing of any financing statements or other documents in connection herewith or therewith.  Holdings hereby irrevocably authorizes, but does not obligate, the Collateral

Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that (i) described the Pledged Collateral and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment. Notwithstanding the foregoing authorizations, Holdings agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Pledged Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.

Subject to First Lien/Second Lien Intercreditor Agreement; Conflicts

.  Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement are expressly subject and subordinate to the Liens and security interests granted to (x) the Credit Agreement Collateral Agent (as defined in the First Lien/Second Lien Intercreditor Agreement) pursuant to the related security document and (y) the First-Priority Notes Collateral Agent (as defined in the First Lien/Second Lien Intercreditor Agreement) pursuant to the related security documents and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.  Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Lender Claims (as defined in the First Lien/Second Lien Intercreditor Agreement), the requirements of this Agreement to deliver Pledged Collateral and any certificates, instruments or documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Pledged Collateral and such certificates, instruments or documents in relation thereto to any First Lien Agent (as bailee for the Collateral Agent) as provided in the First Lien/Second Lien Intercreditor Agreement.

Other Second-Priority Obligations

.  On or after the Closing Date, Holdings may from time to time designate additional obligations as Other Second-Priority Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by an executive officer of Holdings (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Other Second-Priority Obligations” for purposes of the Security Documents and the Indenture, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement.  Notwithstanding anything to the contrary contained herein, with respect to any Additional Pari Passu Agreement the Collateral Agent shall have no responsibility for, or any duty to inquire as to, any matter pertaining to such Additional Pari Passu Agreement (or the contents thereof) or the compliance of any Grantor or Additional Pari Passu Agent with the terms thereof.  Without limiting the foregoing, in the event the Collateral Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Additional Pari Passu Agreement, the Collateral Agent shall be entitled to request, and be fully protected in relying upon, an Officer’s Certificate of the relevant Grantor and/or the applicable Additional Pari Passu Agent that such action is permitted or authorized under the terms of such Additional Pari Passu Agreement.  To the extent such Additional Pari Passu Agreement grants any rights, protections, immunities or indemnities thereunder to the Collateral Agent, Holdings agrees that the Collateral Agent is an express third-party beneficiary thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SEAWORLD ENTERTAINMENT, INC.

By:/s/ Harold J. Herman
Name: Harold J. Herman
Title: Assistant Secretary

Signature Page to Pledge Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:/s/ Jane Schweiger
Name: Jane Schweiger
Title:   Vice President

Signature Page to Pledge Agreement

Schedule I

EQUITY INTERESTS

Pledgor	Pledged Interest
SeaWorld Entertainment, Inc.	100% equity interest in SeaWorld Parks & Entertainment, Inc.